EXHIBIT 10.2

Thousand Trails, Inc.
3801 Parkwood Blvd., Suite 100
Frisco, TX 75034
Attn: Chief Financial Officer

     Re: Stock Option Agreement

Ladies and Gentlemen:

     The undersigned holder of options to purchase shares of Thousand Trails, Inc. (the “Company”) hereby agrees that effective upon consummation of the merger of the Company with any other person approved by the directors and the stockholders of the Company in which the holders of common stock will receive cash, any and all options that I hold to purchase shares of common stock of the Company granted pursuant to the Company’s 1991 Employee Stock Incentive Plan, 1993 Stock Option and Restricted Stock Purchase Plan, 1993 Director Stock Option Plan, 1999 Stock Option and Restricted Stock Purchase Plan, 2001 Stock Option and Restricted Stock Purchase Plan and the Stock Option Agreement dated as of August 1, 1996 between the Company and William J. Shaw shall be automatically settled and I will be entitled to receive an amount in cash (if any, and less applicable withholding taxes) equal to the product of (i) the excess, if any, of the per share cash consideration in such merger in respect to a share of Company common stock over the per share exercise price of such Company stock option, and (ii) the number of shares of Company common stock subject to such Company stock option as of the effective time of the merger, without interest, whether or not such Company stock option is then vested.

     I understand that my agreement to settle my options provided in this letter is irrevocable and modifies the applicable stock option agreement to the extent inconsistent with the provisions thereof. Thank you.

Very truly yours,

/s/ William J. Shaw William J. Shaw

Agreed to and accepted:
Thousand Trails, Inc.

By:	/s/ Walter B. Jaccard Walter B. Jaccard Vice President

EXHIBIT 10.2 (continued)

     Substantially identical letters have been signed by the following directors and officers of the Company:

Arthur H. Baer
Andrew M. Boas
William P. Kovacs
Donald R. Leopold
H. Sean Mathis
R. Gerald Gelinas
Kenneth E. Hendrycy
Walter B. Jaccard
David A. McCrum
Bradley D. Nelson
Bryan R. Reed

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